                                                                     EXHIBIT 5


                    [Gibson, Dunn & Crutcher LLP Letterhead]

                                September 10, 1997

Quidel Corporation
10165 McKellar Court
San Diego, California  92121

         Re: Registration Statement on Form S-8 of 300,000 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission to register 300,000 shares of common stock, par value $.001 per share (the "Common Stock") of Quidel Corporation, a Delaware corporation (the "Company"), to be issued pursuant to the Company's General Nonstatutory Stock Option Plan (the "Plan").

         For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examinations, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examinations, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

         On the basis of and in reliance upon the foregoing examinations and assumptions, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being offered under the Plan, when issued and paid for in accordance with the Registration Statement and the provisions of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           /S/ GIBSON, DUNN & CRUTCHER LLP

                                           Gibson, Dunn & Crutcher LLP



                                       10